UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to [insert statute symbol]204.14a-12
EQUIPMENTSHARE.COM INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Equipment
Share®

ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

2026

BUILDING THE FUTURE OF CONSTRUCTION

Running
Running
Running
Access Camera

5710 Bull Run Drive, Columbia, MO 65201

Dear Stockholder:
Please join us for the first annual meeting of stockholders (including any postponements, adjournments, or continuations thereof, the “2026 Annual Meeting”) of EquipmentShare.com Inc (“EquipmentShare” or the “Company”) to be held on Thursday, June 4, 2026 at 11:00 a.m., Central Time. The 2026 Annual Meeting will be a completely “virtual meeting” of stockholders to increase stockholder access, reduce the environmental impact of a physical meeting, and save EquipmentShare and our stockholders time and money. You will be able to attend the 2026 Annual Meeting and submit your questions during the 2026 Annual Meeting by visiting www.virtualshareholdermeeting.com/EQPT2026 and entering the 16‐digit control number included in your Notice of Internet Availability of the Proxy Materials (the “Notice of Internet Availability”), on your proxy card, or in the instructions that accompanied your proxy materials.
We are holding the 2026 Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

Notice Of
Annual Meeting Of Stockholders
Date:
Thursday
JUNE 4, 2026
Time:
11:00 a.m., Central Time
Place:
Virtual Meeting
YOUR VOTE
IS IMPORTANT
_______
Whether or not you plan to attend our 2026 Annual Meeting, we encourage you to read our proxy materials and submit your proxy or voting instructions as soon as possible.

1	To elect the nominees for director to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified (“Proposal 1”);
2	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”);
3	To approve, on a non-binding and advisory basis, the compensation of our named executive officers (“Proposal 3”);
4	To approve, on a non-binding and advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers (“Proposal 4”); and
5	To conduct any other business properly brought before the 2026 Annual Meeting.

The record date for the 2026 Annual Meeting is Friday, April 10, 2026 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the 2026 Annual Meeting.
Your vote is very important. Whether or not you plan to attend our 2026 Annual Meeting, we encourage you to read our proxy materials and submit your proxy or voting instructions as soon as possible.

5710 Bull Run Drive, Columbia, MO 65201

In the event of a change in the time, date, or location of the 2026 Annual Meeting, we will make an announcement, issue a press release, or post information on our website at www.ir.equipmentshare.com to notify stockholders. Information on or accessible through our website is not incorporated by reference in the Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting to be held on June 4, 2026 at 11:00 a.m., Central Time.
The Notice of Internet Availability for the 2026 Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2025 (the “Annual Report”) are available at www.proxyvote.com.
The 2026 Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/EQPT2026 and entering the 16-digit control number included in your Notice of Internet Availability, on your proxy card, or in the instructions that accompanied your proxy materials.
By Order of the Board of Directors.
Jabbok Schlacks
Founder, Chief Executive Officer, and Director
Columbia, MO
April 21, 2026
All stockholders are cordially invited to attend the annual meeting, which will be held virtually via the internet. Whether or not you expect to attend the annual meeting, your vote is important to us. Please vote as promptly as possible in order to ensure your representation at the annual meeting. You may vote your shares by telephone or over the internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating, and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must use the control number included on your Notice of Internet Availability or you must obtain a proxy issued in your name from that record holder.

General Information About Our Annual Meeting
Why am I receiving these materials?
This Proxy Statement is first being sent or given to stockholders on or about April 21, 2026 in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of EquipmentShare.com Inc, a Texas corporation, of proxies to be voted at our 2026 Annual Meeting of Stockholders scheduled to be held virtually on June 4, 2026 at 11:00 a.m., Central Time (including any postponements, adjournments, or continuations thereof).
The Notice of Internet Availability containing instructions on how to access this Proxy Statement, the accompanying notice of annual meeting and form of proxy, and our Annual Report, is first being sent or given on or about April 21, 2026 to all stockholders of record as of the Record Date. The proxy materials and our Annual Report can be accessed as of April 21, 2026 by visiting www.proxyvote.com.
How do I attend and participate in the 2026 Annual Meeting?
The 2026 Annual Meeting will be a completely “virtual” meeting of stockholders, a format designed to improve stockholder access, reduce the environmental impact of a physical meeting, and save EquipmentShare and our stockholders time and money. You are invited to attend the 2026 Annual Meeting online, vote electronically, and submit your questions during the 2026 Annual Meeting, by visiting www.virtualshareholdermeeting.com/EQPT2026. You will need the 16‐digit control number provided on your Notice of Internet Availability or proxy card (if applicable). Please allow ample time for online check-in, which will begin at 9:45 a.m., Central Time, on June 4, 2026. If a bank, brokerage firm, or other nominee holds your shares, you should contact that organization for additional information.
Who may vote at the 2026 Annual Meeting?
Stockholders who own shares of our common stock as of the close of business on the Record Date, or their valid proxy holders, are entitled to vote at the 2026 Annual Meeting. As of the Record Date, we had 214,721,053 shares of Class A common stock outstanding and 37,568,944 shares of Class B common stock outstanding. Holders of Class A common stock are entitled to one vote per share on any matter that is submitted to a vote of stockholders. Holders of Class B common stock are entitled to twenty votes per share on any matter that is submitted to a vote of stockholders. Holders of Class A and holders of Class B common stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of our stockholders, unless otherwise required by law or our amended and restated certificate of formation (the “Certificate of Formation”). Stockholders are not permitted to cumulate votes with respect to the election of directors. We will make available a list of stockholders of record as of the Record Date for inspection by any stockholder for any purpose germane to the 2026 Annual Meeting for a period of 10 days ending on the day before the 2026 Annual Meeting, during ordinary business hours at our principal executive office. If you wish to inspect the list, please submit your request and proof of ownership by email to ir@equipmentshare.com.

EquipmentShare.com Inc	1	2026 Proxy Statement

How can I request a paper or email copy of the proxy materials?
If you want to receive a paper or email copy of the proxy materials, you must request one. There is no charge for requesting a copy. However, please submit your request on or before May 21, 2026 to facilitate timely delivery. You may request a copy by choosing one of the following methods:

By Internet: www.proxyvote.com	By telephone: 1-800-579-1639	By email: sendmaterial@proxyvote.com (follow instructions on the Notice of Internet Availability)

What matters are being voted on at the 2026 Annual Meeting?
Stockholders will vote on four proposals at the 2026 Annual Meeting:

1	To elect to the Company’s Board of Directors seven director nominees for one-year terms;
2	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3	To approve, on a non-binding and advisory basis, the compensation of our named executive officers;
4	To approve, on a non-binding and advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers; and
5	To conduct any other business properly brought before the 2026 Annual Meeting.
We are not aware of any matters to be voted on by stockholders at the 2026 Annual Meeting other than those included in the proxy materials. If any matter is properly presented at the meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.
How does the Board recommend that stockholders vote on the proposals?
Our Board recommends that you vote your shares:
•“FOR” the election of all of the Board’s director nominees for one-year terms, as described in Proposal 1;
•“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, as described in Proposal 2;
•“FOR” approval, on a non-binding and advisory basis, of the compensation of the Company’s named executive officers, as described in Proposal 3; and
•“FOR” approval, on a non-binding and advisory basis, of future advisory votes on the compensation of the Company’s named executive officers to be held every year, as described in Proposal 4.

EquipmentShare.com Inc	2	2026 Proxy Statement

What vote is required to approve each of the proposals?
Proposal 1: Each director is elected by a plurality of the votes of the shares present virtually or represented by proxy at the 2026 Annual Meeting and entitled to vote thereon. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. You may vote “For” or “Withhold” authority to vote for each of the nominees. Any shares voted “Withhold” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.
Proposal 2: The ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the 2026 Annual Meeting and entitled to vote thereon. This means that, of the shares represented at the 2026 Annual Meeting and entitled to vote, a majority of them must vote “For” the proposal for it to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal and will have the same effect as a vote “Against” this proposal. If you are a beneficial owner and your shares are held by a broker, your broker has discretionary voting authority to vote your shares on this proposal even if the broker does not receive voting instructions from you. Therefore, no broker non-votes are expected in connection with this proposal.
Proposal 3: The approval, on an advisory basis, of the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the 2026 Annual Meeting and entitled to vote thereon, otherwise known as the “Say-on-Pay Vote”. This means that, of the shares represented at the 2026 Annual Meeting and entitled to vote, a majority of them must vote “For” the proposal for it to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Proposal 4: The frequency, on an advisory basis, of the future votes on named executive officer compensation will be determined by a plurality of the votes of the shares present virtually or represented by proxy and entitled to vote thereon (meaning that the frequency receiving the highest number of votes cast for such frequency will be considered the frequency preferred by the stockholders). You may vote for “1-year,” “2-years,” “3-years,” or “Abstain.” You are not voting to approve or disapprove the Board’s recommendation on this proposal. If you vote to “Abstain,” your vote will not be counted and will have no effect on the outcome of this proposal. Broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of this proposal.
How do I vote?
If you are a “stockholder of record” on the Record Date, then you may attend the 2026 Annual Meeting and submit your vote or vote by proxy over the telephone, through the Internet, or by using a proxy card that you may request.
If you are a “beneficial owner” on the Record Date, you have the right to instruct your bank, brokerage firm, or other nominee on how to vote the shares in your account. In order for your shares to be voted in the way you would like, you must provide voting instructions to your bank, brokerage firm, or other nominee by the deadline provided in the proxy materials you receive from such organization.
•Voting by attending the 2026 Annual Meeting: If you hold shares of our common stock as the stockholder of record, you have the right to vote those shares at the 2026 Annual Meeting. If you are a beneficial owner and hold shares of our common stock in street name, you may vote the shares you beneficially own under a legal proxy from your bank, brokerage firm, or other nominee. Please contact such organization for instructions on

EquipmentShare.com Inc	3	2026 Proxy Statement

obtaining a proxy. Please follow the instructions at www.virtualshareholdermeeting.com/EQPT2026 in order to vote your shares during the 2026 Annual Meeting, whether you are a stockholder of record or a beneficial owner. You will need the 16-digit control number that is printed on your Notice of Internet Availability to attend the 2026 Annual Meeting. Please allow ample time for online check-in, which will begin at 9:45 a.m., Central Time, on June 4, 2026.
•Voting without attending the 2026 Annual Meeting: Vote by Internet by going to www.proxyvote.com at any time until 11:59 p.m., Central Time, on June 4, 2026. Please have your Notice of Internet Availability or proxy card in hand when you access the website and then follow the instructions. Vote by telephone at 1-800-690-6903 at any time until 11:59 p.m., Central Time, on June 4, 2026. Please have your Notice of Internet Availability or proxy card in hand when you call and then follow the instructions. Vote by mail if you requested and received a proxy card. Please mark, sign, and date your proxy card and return it in the postage-paid envelope we provided with it or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards returned by mail must be received no later than the close of business on June 3, 2026.
Your vote is very important. Whether or not you plan to attend the 2026 Annual Meeting, you are encouraged to submit a proxy or voting instructions before the 2026 Annual Meeting to ensure your vote is represented.
What is the difference between a “stockholder of record” and a “beneficial owner”?
Whether you are a “stockholder of record” or a “beneficial owner” with respect to your shares of our common stock depends on how you hold your shares:
•Stockholder of record: If your shares are registered directly in your name with our transfer agent, Computershare Inc., you are considered, with respect to those shares, the stockholder of record and the Notice of Internet Availability was sent to you directly. As the stockholder of record, you have the right to grant your proxy directly to EquipmentShare or to vote during the 2026 Annual Meeting.
•Beneficial owner: If your shares are held by your bank, brokerage firm, or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by that organization. As the beneficial owner, you have the right to direct your bank, brokerage firm, or other nominee regarding how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote your shares at the 2026 Annual Meeting unless you obtain a legal proxy from your bank, brokerage firm, or other nominee that holds your shares, giving you the right to vote the shares at the 2026 Annual Meeting.
What is the effect of giving a proxy?
Our Board is soliciting proxies for use at the 2026 Annual Meeting. Jabbok Schlacks and David Marquardt have been designated as proxy holders by our Board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the 2026 Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board, as described above. If any matter not described in this proxy is properly presented at the 2026 Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the 2026 Annual Meeting is adjourned or postponed, proxy holders can vote the shares on the new 2026 Annual Meeting date as well, unless their proxy instructions have been properly revoked.

EquipmentShare.com Inc	4	2026 Proxy Statement

How will my shares be voted if I fail to provide specific voting instructions on my proxy?
The effect of submitting a proxy or voting instruction form without providing specific voting instructions depends on how you hold your shares.
•If you are a stockholder of record, your shares will be voted in accordance with the recommendations of our Board described above.
•If you are a beneficial owner and you do not provide instructions to your bank, brokerage firm, or other nominee holding your shares, the organization that holds such shares on your behalf will be entitled to vote those shares on matters that are “routine” in nature. Proposal 2 is the only proposal to be acted on at the 2026 Annual Meeting that would be considered “routine.” A bank, brokerage firm, or other nominee is not entitled to vote shares it holds for a beneficial owner on any proposals that are “non-routine” and the absence of a vote on those matters will be considered “broker non-votes.” Proposal 1, Proposal 3, and Proposal 4 are each considered “non-routine” and may not be voted on at the 2026 Annual Meeting by a bank, brokerage firm, or other nominee that holds your shares in the absence of your instructions.
May I change or revoke my proxy or voting instructions before my shares are voted at the 2026 Annual Meeting?
Stockholders generally have the right to revoke their proxy or voting instructions before their shares are voted at the 2026 Annual Meeting, subject to the voting deadlines described above.
•Stockholders of record: If you are a stockholder of record, you may revoke a proxy by (i) completing and returning a later dated proxy card; (ii) granting a subsequent proxy via Internet or telephone; (iii) delivering written notice to our General Counsel at our principal executive office, bearing a date later than the proxy and stating the proxy is revoked; or (iv) voting your shares online at the 2026 Annual Meeting.
•Beneficial owners: If you are a beneficial owner of shares held in street name, you must follow the instructions for changing or revoking your proxy provided by your broker, bank, or other nominee.
Are a certain number of shares required to be present at the 2026 Annual Meeting?
To conduct any business at the 2026 Annual Meeting, a quorum must be present virtually or represented by valid proxies. The holders of record of issued and outstanding shares of our common stock representing a majority of the voting power of all issued and outstanding shares of common stock entitled to vote at the meeting, present virtually or represented by proxy, will constitute a quorum for the transaction of business at the 2026 Annual Meeting. Abstentions, withheld votes, and broker non-votes are counted as shares present virtually and entitled to vote for purposes of determining a quorum.

EquipmentShare.com Inc	5	2026 Proxy Statement

Why did some people receive a Notice of Internet Availability instead of a full set of printed proxy materials?
We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of materials to each stockholder. The Notice of Internet Availability provides instructions on how to view proxy materials online. If you received a Notice of Internet Availability by mail, you will not receive a paper or email copy of proxy materials unless you request one. To request a printed or email copy of proxy materials (free of charge), you should follow the instructions included in the Notice of Internet Availability. Some stockholders, including stockholders who previously requested to receive paper copies of proxy materials, will receive paper copies of such materials instead of a Notice of Internet Availability. In addition, stockholders who previously elected delivery of such materials electronically will receive a Notice of Internet Availability by email. Those stockholders should have received an email containing a link to the website where the proxy materials are available and a link to the proxy voting website.
What does it mean if I receive more than one Notice of Internet Availability?
If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the instructions in each Notice of Internet Availability to ensure all your shares are voted.
I share an address with another stockholder. What do I do if we received only one paper copy of the proxy materials and want additional copies or we received multiple copies and want only one?
Pursuant to Securities and Exchange Commission (“SEC”) rules regarding “householding,” we intend to deliver a single copy of the Notice of Internet Availability, our Annual Report, and proxy materials to multiple stockholders who share the same address, unless we received contrary instructions from one or more of such stockholders. This procedure eliminates unnecessary mailings, reduces our printing and mailing costs and other fees, and also helps protect the environment. Stockholders will continue to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability, our Annual Report, and proxy materials to any stockholder of record at a shared address to whom we delivered a single copy of any of these materials. To receive a separate copy, such stockholder of record may contact Investor Relations via email at ir@equipmentshare.com, by calling (573) 299-5222, or by writing to Investor Relations at EquipmentShare.com Inc, 5710 Bull Run Drive, Columbia, MO 65201. Beneficial holders may contact their bank, brokerage firm, or other nominee to request information about householding.
Conversely, if stockholders of record living at the same address received multiple copies of our Notice of Internet Availability, Annual Report, and proxy materials, you may request delivery of a single copy by contacting Investor Relations as set forth above. Beneficial holders may contact their bank, brokerage firm, or other nominee to request a single copy of the Notice of Internet Availability, Annual Report, and proxy materials.
Who bears the cost of this proxy solicitation?
All expenses associated with this solicitation will be borne by us. We will reimburse banks, brokerage firms, or other nominees for reasonable expenses that they incur in sending our proxy materials to you if such organization holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication without receiving any additional compensation.

EquipmentShare.com Inc	6	2026 Proxy Statement

Who will count the votes?
Broadridge Financial Solutions, Inc., or a representative or agent of Broadridge Financial Solutions, Inc., will tabulate and certify the votes as the inspector of election for the 2026 Annual Meeting.
Where can I find the voting results of the 2026 Annual Meeting?
We will announce preliminary voting results at the 2026 Annual Meeting. We will also report the voting results by filing a Current Report on Form 8-K with the SEC within four business days of the 2026 Annual Meeting. If the final voting results are not known when we file our report, we will amend the initial report to disclose the final voting results within four business days after those results become known.
When are stockholder proposals for inclusion in our proxy materials for the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) due?
Stockholders wishing to present a proposal for inclusion in our proxy materials for the 2027 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must timely submit their proposals so that they are received by our General Counsel at our principal executive office no later than December 22, 2026. The submission of a stockholder proposal does not guarantee that it will be included in our statement and any such proposal must comply with the requirements of Rule 14a-8 to be considered for inclusion in our proxy materials for the 2027 Annual Meeting.
When are other proposals and director nominations for the 2027 Annual Meeting due?
Stockholders wishing to nominate a candidate for election to our Board or propose other business at the 2027 Annual Meeting (other than pursuant to Rule 14a-8 of the Exchange Act) must deliver a written notice to our General Counsel at our principal executive office no earlier than the close of business on January 5, 2027, nor later than the close of business on February 4, 2027. If the 2027 Annual Meeting is scheduled to be held on a date that is more than 30 days before or more than 70 days after the first anniversary of the 2026 Annual Meeting (June 4, 2026), then the notice must be submitted not earlier than the close of business on the 150th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 120th day prior to the 2027 Annual Meeting or the 10th day following the day on which the public announcement of the 2027 Annual Meeting is first made. If the notice is not received during the applicable timeframe, the notice will be deemed untimely. Notwithstanding the foregoing, if the number of directors to be elected to our Board at an annual meeting is increased, effective after the time period for which nominations would otherwise be due, and there is no public announcement naming all of the nominees for the additional directorships or specifying the size of the increased Board at least 10 days prior to the applicable deadline described above, then a stockholder’s notice shall also be considered timely (but only with respect to nominees for any new positions created by such increase) if it is received by our General Counsel at the Company’s principal executive office in writing not later than the close of business on the 10th day following the day on which such public announcement is first made. Any such notice of stockholder proposals or director nominations must comply with the timing, disclosure, procedural, and other requirements as set forth in our amended and restated bylaws (the “Bylaws”) and must include all the information required by our Bylaws (including, for a notice of director nominations, the information required by Rule 14a-19(b) under the Exchange Act). A copy of our Bylaws is available in the Governance section of our website at www.ir.equipmentshare.com.

EquipmentShare.com Inc	7	2026 Proxy Statement

What is the address of EquipmentShare’s principal executive office?
The mailing address of EquipmentShare’s principal executive office is 5710 Bull Run Drive, Columbia, MO 65201.
As a controlled company, how does the voting power of our principal stockholders affect approval of the proposals being voted on at the 2026 Annual Meeting?
Jabbok Schlacks and William J. Schlacks (our “Founders”) have agreed to vote together as a group and we are a “controlled company” within the meaning of the corporate governance standards of the Nasdaq Global Select Market (the “Nasdaq”). Our Founders have the power to approve any action requiring a majority vote of the combined voting power of our outstanding Class A common stock and Class B common stock. As of the Record Date, our Founders beneficially owned, in the aggregate, approximately 87.8% of the total voting power of all outstanding series of common stock.
How do I contact EquipmentShare’s transfer agent?
You may contact our transfer agent, Computershare Inc., by telephone at 1-800-736-3001 or by writing Computershare Inc., at P.O. Box 43006, Providence, RI 02940-3078. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com.

EquipmentShare.com Inc	8	2026 Proxy Statement

Proposal 1
Election of Directors
The Company’s Board of Directors is presently comprised of seven members who serve in a single class and each director is elected by the stockholders at each annual meeting to serve from the time of their election until the next annual meeting of stockholders following their election.
The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) has renominated each of our directors as nominees for a one-year term expiring at the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each director is currently a director of the Company and was recommended as a nominee by our Board.
Nominees for Director
The following table sets forth summary information about our director nominees as of April 21, 2026.

Name	Age	Position	Director Since	Current Term Expires

Jabbok Schlacks	48	Founder, Chief Executive Officer, and Director	January 2015	2026 Annual Meeting
William J. Schlacks IV	42	Founder, President, Director, and Board Secretary	January 2015	2026 Annual Meeting
Naveen Bhatia	46	Director	May 2021	2026 Annual Meeting
Jennifer Giacomazza	54	Director	May 2021	2026 Annual Meeting
William Bryan Hill	59	Director	September 2025	2026 Annual Meeting
John Weinstein	37	Director	December 2024	2026 Annual Meeting
Henry Yeagley	40	Director	May 2022	2026 Annual Meeting

EquipmentShare.com Inc	9	2026 Proxy Statement

Name	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Jabbok Schlacks	No	—	—	Chair
William J. Schlacks IV	No	—	—	—
Naveen Bhatia	Yes	Member	Chair	Member
Jennifer Giacomazza	No	—	—	Member
William Bryan Hill	Yes	Chair	Member	—
John Weinstein	Yes	—	—	—
Henry Yeagley	Yes	Member	—	—

Jabbok Schlacks is our Founder and has been our Chief Executive Officer (the “CEO”) and a member of our Board of Directors since 2015. Jabbok has founded numerous businesses with his brother, William, including companies in the construction, real estate, and technology industries. He also currently sits on the Wall Street Journal’s CEO council. As the CEO of EquipmentShare, Jabbok oversees critical business aspects such as go-to-market strategy, business analysis, equipment rental processes, dealerships and services, workplace culture, and recruitment.
We believe Jabbok, as our Founder, is qualified to serve on our Board of Directors due to his extensive experience in the construction industry, as well as prior leadership and management roles.

Jabbok Schlacks Age: 48 Director Since: 2015

William J. Schlacks IV is our Founder and has been our President and a member of our Board of Directors since 2015. Willy has founded numerous businesses with his brother, Jabbok, including companies in the construction, real estate, and technology industries. As the President of EquipmentShare, William spearheads the development of cutting-edge technology solutions and further positions the company at the forefront of innovation.
We believe William, as our Founder, is qualified to serve on our Board of Directors due to his extensive experience in the construction industry, as well as prior leadership and management roles.

William J. Schlacks IV Age: 42 Director Since: 2015

EquipmentShare.com Inc	10	2026 Proxy Statement

Naveen Bhatia has been a member of our Board of Directors since May 2021. From 2013 to 2020, Mr. Bhatia was a Senior Director in the Tactical Opportunities Group of Blackstone Inc. (“Blackstone”), a leading global investment business specializing in alternative asset classes. Before joining Blackstone, Mr. Bhatia was a Managing Director at 40 North Industries LLC (“40 North”), a private investment firm, where he focused on special situations equity and debt investments, both public and private. Prior to 40 North, he was a Principal at a family office in New York, a Co-Founder and Partner of Eagle Lake Capital LLC, a private investment partnership focused on fundamental value investing across the capital structure, and a member of the Restructuring Group at Rothschild & Co., a global alternative assets investment firm. From 2010 to 2019, he was also an Adjunct Professor at Columbia Business School and taught Applied Security Analysis I & II. He has served as a director of various public and private companies. Mr. Bhatia served on the board of directors of LifeMD, Inc. (Nasdaq: LFMD), a healthcare company, from 2021 to 2024. He also served on the board of directors of Blue Yonder Group, Inc., a global provider of digital supply chain and omnichannel commerce fulfillment cloud software, from 2016 to 2021. From 2010 to 2019, Mr. Bhatia served as Chairman of the board of directors of Cotton Holdings Inc., a leading global disaster remediation and reconstruction company. Mr. Bhatia received a Bachelor of Arts in Public Health from The Johns Hopkins University.
We believe Mr. Bhatia is qualified to serve on our Board of Directors due to his institutional knowledge of EquipmentShare and his perspective serving on our Board of Directors since 2021, as well as his corporate finance, M&A, investment and strategic expertise. He also helps guide corporate governance policies and practices, drawing from his public and private company board experience.

Naveen Bhatia Age: 46 Director Since: 2021

Jennifer Giacomazza has been a member of our Board of Directors since May 2021 and has served as our registered in-house counsel since June 2020. As in-house counsel, Ms. Giacomazza is responsible for corporate governance, Board of Directors communication and oversight, and compliance. Formerly, Ms. Giacomazza served as legal counsel at several law firms specializing in public company offerings, compliance, regulation, and corporate governance. She was also a member of the in-house legal team at a publicly-traded real estate investment trust where she provided counsel on public company compliance and corporate best practices. Ms. Giacomazza is dedicated to providing effective mentoring and leadership in the community, and participates in programs to further educational and moral excellence and development. Ms. Giacomazza received a Bachelor of Arts from University of California, Santa Barbara and a Juris Doctor from The Catholic University of America, Columbus School of Law.
We believe Ms. Giacomazza is qualified to serve on our Board of Directors due to her institutional knowledge of EquipmentShare and her legal expertise.

Jennifer Giacomazza Age: 54 Director Since: 2021

EquipmentShare.com Inc	11	2026 Proxy Statement

William Bryan Hill has been a member of our Board of Directors since September 2025. Mr. Hill served as Chief Financial Officer and Treasurer of Alkami Technology, Inc. (Nasdaq: ALKT), a digital banking software solutions company, from April 2019 to October 2025. From 2007 to 2019, Mr. Hill served in several accounting and finance roles at RealPage, Inc. (Nasdaq: RP), a property management software company, with the most recent being Executive Vice President, Chief Financial Officer and Treasurer from May 2014 to February 2019. Mr. Hill previously served as Senior Vice President and Chief Accounting Officer of formerly publicly traded DynCorp International, Inc. (acquired by Cerberus Capital Management in 2010), a provider of outsourced services to civilian and military government agencies, from 2005 to 2007. From 2000 to 2005, Mr. Hill held the position of Vice President and Chief Accounting Officer and various other financial management positions at SourceCorp, Incorporated, a document and information outsourcing solution provider. Mr. Hill received his Bachelor of Business Administration from Texas Christian University and has been a Certified Public Accountant in the state of Texas since 1996.
We believe Mr. Hill is qualified to serve on our Board of Directors due to his extensive experience in public companies and his finance expertise.

William Bryan Hill Age: 59 Director Since: 2025

John Weinstein has been a member of our Board of Directors since December 2024. Mr. Weinstein has served various roles at Insight Partners, a private equity and venture capital firm, since March 2021. Since January 2025, Mr. Weinstein has served as a Managing Director and General Counsel, focusing on supporting their fund strategies and portfolio investments, as well as the day-to-day operations of the firm. From January 2024 to January 2025, he was Co-General Counsel and from March 2021 to December 2023, he was a Principal and Deputy General Counsel of Insight Partners. Before Insight Partners, Mr. Weinstein was Senior Counsel at Two Sigma Investments, L.P., a private equity firm, from August 2019 to February 2021, overseeing its private investment strategies. Prior to that, he was a corporate lawyer at Davis Polk & Wardwell LLP, an international law firm, from October 2013 to August 2019, where he advised clients on matters including M&A, minority and venture investments, fund and co-investment structuring, management arrangements, and governance. Mr. Weinstein received a Bachelor of Arts in Economics and Finance from Syracuse University and a Juris Doctor from Georgetown University Law Center.
We believe Mr. Weinstein is qualified to serve on our Board of Directors due to his investment and strategic expertise.

John Weinstein Age: 37 Director Since: 2024

EquipmentShare.com Inc	12	2026 Proxy Statement

Henry Yeagley has been a member of our Board of Directors since May 2022. Mr. Yeagley has been at BDT & MSD Partners (“BDT & MSD”), an advisory and investment firm, since July 2011. He is currently a Partner and is responsible for sourcing, transaction analysis, and execution of both investments and advisory assignments. In addition to EquipmentShare, Mr. Yeagley is also a director of Panera Breads Inc., Caribou Coffee Company, and Einstein Bagels, each a fast casual dining company. He previously served as a director for Krispy Kreme, Inc. (Nasdaq: DNUT) from 2016 to 2022. Prior to joining BDT & MSD, Mr. Yeagley was at J.P. Morgan Chase & Co., a global financial services firm. Mr. Yeagley holds a Bachelor of Science in Finance from the Pennsylvania State University's Schreyer Honors College and a Master of Science from the Stanford Graduate School of Business.
We believe Mr. Yeagley is qualified to serve on our Board of Directors due to his deep investment and advisory expertise and his private and public company board experience.

Henry Yeagley Age: 40 Director Since: 2022

Vote Required and Recommendation of Board
Each director is elected by a plurality of the votes of the shares present virtually or represented by proxy at the 2026 Annual Meeting and entitled to vote thereon. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. You may vote “For” or “Withhold” authority to vote for each of the nominees of the Board. Any shares voted “Withhold” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board.
VOTE

The Board of Directors, upon recommendation of our Nominating and Corporate Governance Committee, recommends a vote “FOR” each director nominee.

EquipmentShare.com Inc	13	2026 Proxy Statement

Executive Officers
The following table sets forth information about our executive officers as of April 21, 2026.

Name	Age	Position

Jabbok Schlacks	48	Founder, Chief Executive Officer, and Director
William J. Schlacks IV	42	Founder, President, Director, and Board Secretary
David Marquardt	58	Chief Financial Officer and Chief Accounting Officer
Mark Wopata	34	Executive Vice President, Finance and Chief Data Officer
Executive Officers
Jabbok Schlacks’ business background information is set forth under “Nominees for Director” above.
William J. Schlacks IV’s business background information is set forth under “Nominees for Director” above.

David Marquardt has been our Chief Financial Officer and Chief Accounting Officer since 2025. He previously served as our Chief Accounting Officer starting in June 2021 and as our Chief Accounting Officer and Interim Chief Financial Officer beginning in February 2024. As Chief Financial Officer and Chief Accounting Officer of EquipmentShare, Mr. Marquardt leads the Company’s accounting, financial reporting, and tax functions. Before joining EquipmentShare, Mr. Marquardt served as Managing Director at Riveron Consulting LLC, a management consulting firm, from January 2019 to May 2021, where he led the firm’s Midwest Financial Accounting Advisory Services practice. His more than 36-year career also includes 14 years as a partner with Ernst & Young LLP, a global professional services firm. Mr. Marquardt holds a Bachelor of Science degree from Northern Illinois University.

David Marquardt Age: 58

Mark Wopata has been our Executive Vice President, Finance and Chief Data Officer since 2023. He previously served as our Director of Analytics and Financial Planning and Analysis from 2019 to 2023. As Executive Vice President, Finance and Chief Data Officer, Mr. Wopata is responsible for the oversight of EquipmentShare’s financial strategy, financial planning and analysis, analytics, information technology, and corporate operations functions. Prior to EquipmentShare, Mr. Wopata held various roles in financial planning and analysis at Humana Inc., a health insurance and services company. Mr. Wopata holds a Bachelor of Science in Economics from Truman State University.

Mark Wopata Age: 34

EquipmentShare.com Inc	14	2026 Proxy Statement

Information Regarding the Board of Directors and Corporate Governance
Director Independence
We are a “controlled company” within the meaning of the corporate governance standards of the Nasdaq. Under these rules, a listed company for which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company.” As a result, we qualify for exemption from certain independence requirements, including the requirements that within one year of completion of our initial public offering on January 26, 2026 (the “IPO”) at least a majority of our Board is composed of independent directors, and each of our Compensation and Nominating and Corporate Governance Committees are composed entirely of independent directors. Even though we are a controlled company, we are required to comply with the SEC and the Nasdaq rules relating to the membership, qualifications, and operations of our Audit Committee of the Board (the “Audit Committee”).
Based on information provided by each director concerning their background, employment, and affiliations, our Board has affirmatively determined that Naveen Bhatia, William Bryan Hill, John Weinstein, and Henry Yeagley qualify as “independent” as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq listing rules. In making these determinations, our Board considered the current and prior relationships that each non-employee director has had with the Company and all other facts and circumstances our Board deemed relevant in determining their independence.
Composition
Our business and affairs are managed under the direction of our Board, which presently consists of seven directors in single class, with each director serving one-year terms. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal. Vacancies and newly created directorships on the Board may be filled at any time by the remaining directors. From and after the Sunset Date (as defined in our Registration Statement on Form S-1/A filed with the SEC on January 13, 2026), our Board will be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms (other than directors which may be elected by holders of preferred stock, if any).
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote on the election of directors. The nominees receiving the highest number of affirmative votes will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Nominating and Corporate Governance Committee and approved by the Board. We have no reason to believe that any director will be unable to serve if elected.

EquipmentShare.com Inc	15	2026 Proxy Statement

Family Relationships
Jabbok Schlacks, the Company’s Founder, Chief Executive Officer, and Director, is the brother of William J. Schlacks, the Company’s Founder, President, Director, and Board Secretary. Jennifer Giacomazza, a Director and in-house counsel for the Company, is also a first cousin of Jabbok Schlacks and William J. Schlacks. Other than this identified relationship, there are no other family relationships among any of the Company’s director nominees or executive officers.
Committees of the Board of Directors
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has the authority to engage legal counsel or other advisors or consultants as it deems necessary to carry out its responsibilities. Our Board has adopted written charters for each committee and each charter is available on our website at www.ir.equipmentshare.com. The composition and overview of the responsibilities of each committee are described below. Members serve on these committees as determined by our Board or until earlier resignation or death. As required by each committee charter, each committee conducts a self-evaluation at least annually, and each committee also reviews and assesses the adequacy of its charter at least annually and recommends any proposed changes to the Board for its consideration.
In addition to the three standing committees, our Board formed a special committee of the Board (the “Special Committee”) consisting solely of independent and disinterested directors in July 2024 for the purpose of investigating allegations of misconduct and unethical behavior and a violation of fiduciary duties by a former director of the Board. Messrs. Bhatia and Yeagley were appointed to the Special Committee in July 2024.
Audit Committee
Our Audit Committee consists of William Bryan Hill (Chair), Naveen Bhatia, and Henry Yeagley. The Board has determined that Mr. Hill qualifies as an “audit committee financial expert” as such term is defined under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002 and each of William Bryan Hill, Naveen Bhatia, and Henry Yeagley is “independent” for purposes of Rule 10A-3 of the Exchange Act and under the listing standards of the Nasdaq. We believe that our Audit Committee complies with the applicable requirements of the Nasdaq. Our Audit Committee is directly responsible for, among other things:
•the appointment, compensation, retention, and termination of our independent registered public accounting firm and any other registered public accounting firm engaged for the purposes of issuing an audit report or performing other audit, review or attest services (subject to ratification by our stockholders if applicable);
•evaluating the independent registered public accounting firm’s qualifications, performance and independence and presenting our conclusions to our Board of Directors;
•discussing with the independent registered public accounting firm its responsibilities under the standards of the U.S. Public Company Accounting Oversight Board (the “PCAOB”) and the responsibilities of management in the audit process;
•reviewing, with management and the independent registered public accounting firm, the planned scope and timing of the independent registered public accounting firm’s annual audit plan(s) and discussing significant findings from the audit and any problems or difficulties encountered;

EquipmentShare.com Inc	16	2026 Proxy Statement

•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm;
•reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements and unaudited quarterly financial statements;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•reviewing our disclosure controls and procedures and internal control over financial reporting;
•evaluating and investigating any alleged material breach or violation of our code of business conduct and ethics policy (the “Code of Conduct”);
•reviewing material related party transactions or those that require disclosure, and if appropriate, approving or ratifying related party transactions in accordance with our related party transaction policy (the “Related Party Transaction Policy”);
•reviewing the audit plans and activities of our internal audit department; and
•reporting regularly to our Board of Directors.
The Audit Committee met 5 times in the year ended December 31, 2025 (“Fiscal Year 2025”).
Compensation Committee
Our Compensation Committee of the Board (the “Compensation Committee”) consists of Naveen Bhatia (Chair) and William Bryan Hill. Each of Naveen Bhatia and William Bryan Hill are non-employee directors, as defined by Rule 16b-3 promulgated under the Exchange Act, and outside directors, as defined pursuant to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and meet the requirements for independence under the current Nasdaq listing standards. Our Compensation Committee is responsible for, among other things:
•determining, or recommending to our Board of Directors for determination, the compensation of our chief executive officer and each of our executive officers who are “officers” as defined in Rule 16a-1(f) under the Exchange Act;
•reviewing and approving or recommending to our Board of Directors for approval any compensatory contracts or similar transactions or arrangements with such employees as the Compensation Committee determines, including employment agreements, severance arrangements, transition or consulting agreements, retirement agreements and change-in-control agreements or provisions (and any amendments to or terminations thereof);
•reviewing and recommending to our Board of Directors for approval the frequency with which we will conduct Say-on-Pay Votes, taking into account the results of the most recent stockholder advisory vote on frequency of Say-on-Pay Votes required by Section 14A of the Exchange Act, if any, to review and approve the proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in our proxy statement;
•establishing and periodically reviewing our employee compensation plans and ensuring that these plans are consistent with our general compensation strategy;
•administering our equity incentive plans to the extent our Board of Directors is not administering these plans;

EquipmentShare.com Inc	17	2026 Proxy Statement

•preparing the Compensation Committee Report required by SEC rules to be included in our annual proxy statement or Form 10-K, reviewing and discussing our Compensation Disclosure and Analysis as required by SEC rules;
•advising our Board of Directors on management proposals to stockholders on executive compensation matters;
•reviewing our compensation strategy to ensure that it supports the Company’s objectives and stockholders’ interests; and
•reporting regularly to our Board of Directors, including a review of our compensation policies, plans, and programs.
The Compensation Committee did not meet in Fiscal Year 2025.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Jabbok Schlacks (Chair), Naveen Bhatia, and Jennifer Giacomazza. Naveen Bhatia meets the requirements for independence under the current Nasdaq listing standards. So long as our Founders beneficially own more than a majority of the voting power of our outstanding common stock and we remain a “controlled company” within the meaning of Nasdaq rules, we will not be required to have a Nominating and Corporate Governance Committee comprised entirely of independent directors. Once our Founders beneficially own less than a majority of the voting power of our outstanding common stock, and in accordance with applicable transition periods, each of the directors on the Nominating and Corporate Governance Committee will be required to be independent under the listing standards of Nasdaq. Our Nominating and Corporate Governance committee is responsible for, among other things:
•identifying and recommending candidates for membership on our Board of Directors, including recommending to our Board of Directors the board criteria for membership on the Board of Directors and its committees;
•recommending nominees to our Board of Directors to fill vacancies and newly created directorships on the Board of Directors and nominees to stand for election as director;
•periodically reviewing the structure and composition of each committee of the Board of Directors;
•recommending members to serve as the chairpersons of board committees to our Board of Directors;
•recommending the removal of directors from our Board of Directors or any committee for cause or for other appropriate reasons;
•overseeing the process of evaluating the performance of our Board of Directors;
•reviewing and approving compensation (including equity-based compensation) for our directors;
•reviewing and recommending our corporate governance guidelines (the “Corporate Governance Guidelines”) and policies;
•overseeing compliance with our Corporate Governance Guidelines and Code of Conduct and reviewing proposed waivers of our Corporate Governance Guidelines or Code of Conduct for directors, executive officers, and other officers;
•reviewing our Certificate of Formation, Bylaws and other corporate governance policies and proposing changes to our Board of Directors, as needed; and
•reporting regularly to our Board of Directors.
The Nominating and Corporate Governance Committee did not meet in Fiscal Year 2025.

EquipmentShare.com Inc	18	2026 Proxy Statement

Considerations in Evaluating Director Nominations
Directors may be nominated by the Board or by our stockholders in accordance with our Bylaws. Our Nominating and Committee is responsible for identifying and screening candidates and recommending director nominees for election to our Board. When formulating recommendations, our Nominating and Corporate Governance Committee considers proposals and suggestions from stockholders, management, and others it deems appropriate, and it also takes into account the performance of incumbent directors in determining whether to recommend them to stand for reelection at the annual meeting of stockholders.
In evaluating director candidates, our Nominating and Corporate Governance Committee considers the current size, composition, function, and duties of our Board and the needs of our Board and committees. While our Board does not have specific director criteria requirements, our Nominating and Corporate Governance Committee considers, among other things:
•the judgment, diversity, age, skills, background, experience, and independence of the individual;
•the business and other relevant experience, qualifications, skills, and knowledge the individual may have that will enable them to provide effective oversight of our business;
•the fit of the individual’s skill set and personality with those of the other directors so as to build a Board that works together effectively and constructively; and
•the individual’s ability to devote sufficient time to carry out their responsibilities as a director.
Our Board does not have a formal policy on diversity, but in evaluating director candidates our Nominating and Corporate Governance Committee and Board consider various factors, including functional areas of business, expertise, and educational and professional background.
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders based upon the guidelines set forth in the Nominating and Corporate Governance Committee’s charter and subject to compliance with procedures set forth in our Bylaws. Nominating and Corporate Governance Committee oversight of director nominations does not apply in cases where the right to nominate a director legally belongs to a third party. In addition, so long as the outstanding shares of our Class B common stock represent 50% or more of the combined voting power of our outstanding Class A common stock and Class B common stock, holders of shares of Class B common stock are not subject to the notice procedures set forth in our Bylaws with respect to any annual or special meeting of stockholders.
Compensation Committee Interlocks and Insider Participation
None of our executive officers have served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board of Directors.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of such reports filed with the SEC and written representations that no other reports were required, during Fiscal Year 2025, we believe that no reports were required and that all required reports were timely filed.

EquipmentShare.com Inc	19	2026 Proxy Statement

Board Leadership Structure
Jabbok Schlacks is our Chief Executive Officer and William J. Schlacks is our President and Chairperson of the Board. According to our Corporate Governance Guidelines, we believe that it is important to retain flexibility to allocate the responsibilities of the Chief Executive Officer and the Chairperson. Our independent directors meet in regularly scheduled sessions, typically after each Board meeting, and we do not have a lead independent director. The Chairperson of the Board presides at all meetings of our Board and stockholders. We believe this is appropriate for our company at this time because of our size, and the size of our Board. Our Board recognizes the time, effort and energy that the Chief Executive Officer and President are required to devote to their positions in the current business environment, particularly as the Board’s oversight responsibilities continue to grow, and will periodically evaluate the leadership structure of our Board.
Role of our Board in Risk Oversight
Risk is inherent with every business and we face a number of risks, including strategic, financial, business, operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while one of the Board’s key functions is informed oversight of the Company’s risk management process. To learn more about certain of the risks we face, please refer to the section titled “Risk Factors” included under Part I, Item 1A of our Annual Report on Form 10-K for Fiscal Year 2025 (the “2025 Form 10-K”) and in other filings with the SEC.
The Board believes that its current leadership structure facilitates its risk oversight responsibilities. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through the various standing Board committees that address risks inherent in their respective areas of oversight. For example, the Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. The Board believes the Board and its committees provide a well-functioning and effective balance to the management team. The Audit Committee oversees the Company’s accounting and financial reporting processes, including the integrity of the Company’s financial statements; the effectiveness of the Company’s internal controls over financial reporting; the qualifications, independence, and performance of the Company’s independent registered public accounting firm; the Company’s compliance with legal and regulatory requirements; and the performance of the Company’s internal audit function. The Compensation Committee oversees the Company’s compensation policies, plans, and programs; assists the Board in discharging its responsibilities relating to the compensation of the Company’s Chief Executive Officer and other individuals who are “officers” as defined in Rule 16a-1(f) under the Exchange Act; and assesses and monitors whether any of our compensation programs, policies and practices has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee monitors the effectiveness of, and oversees compliance with, our Corporate Governance Guidelines and policies and assesses the overall operation and functioning of the Board and its committees.
Meetings of the Board of Directors
During Fiscal Year 2025, the Board held 15 meetings. Each of our current members of the Board attended 75% or more of the aggregate meetings of the Board and the committees on which they served held during Fiscal Year 2025 for which they were a director.
As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive session at which only they are present.

EquipmentShare.com Inc	20	2026 Proxy Statement

Director Attendance at the 2026 Annual Meeting
The Company does not maintain a formal policy regarding director attendance at the 2026 Annual Meeting; however, directors are encouraged to attend our annual meetings of stockholders and it is expected that directors will attend the 2026 Annual Meeting.
Indemnification of Directors and Officers
Our Certificate of Formation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Texas law. We have established directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.
Our Certificate of Formation provides that our directors and officers will not be liable for monetary damages for breach of fiduciary duty, except for liability relating to any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under an applicable statute or any transaction from which the director or officer derived an improper personal benefit.
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Texas law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Code of Business Conduct and Ethics Policy
We have adopted a code of business conduct and ethics policy, which is our Code of Conduct, that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The full text of our Code of Conduct is available on our website at www.ir.equipmentshare.com. Any waiver of the Code of Conduct for directors or executive officers may be made only by our Board of Directors or a board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders as required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq. Amendments to the Code of Conduct must be approved by our Board of Directors and will be promptly disclosed (other than technical, administrative, or non-substantive changes). Any amendments to the Code of Conduct, or any waivers of its requirements for which disclosure is required, will be disclosed on our website.
Insider Trading Policy
Our Board has adopted an insider trading policy (the “Insider Trading Policy”) to promote compliance with insider trading laws, rules and regulations and any applicable listing standards that prohibit certain persons who are aware of material non-public information about a company from trading in the securities of that company or providing material non-public information to other persons who may trade on the basis of that information. Under the Insider Trading Policy, our employees, including our directors and executive officers, are prohibited from short-term trading, short sales, derivative transactions, hedging transactions, trading on margin or pledging, and standing and limit orders, except for very limited duration. The Insider Trading Policy also requires that directors and executive officers complete certain pre-clearance procedures in order to trade in Company securities and permits trading plans that comply with Exchange Act Rule 10b5-1.

EquipmentShare.com Inc	21	2026 Proxy Statement

Compensation Recoupment Policy
We believe that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and reinforces the Company’s pay-for-performance compensation philosophy. Our Board has adopted a compensation recoupment policy intended to comply with the requirements of Section 10D of the Exchange Act and the Nasdaq rules, under which the Compensation Committee must recover certain excess incentive-based compensation paid to executives in the event of a restatement of our financial statements due to our material noncompliance with any financial reporting required under U.S. federal securities laws.
Director Compensation
The Company is evaluating non-employee director compensation practices, including program design and competitive market data, for the purposes of adopting a director compensation policy. Except as otherwise set forth below, none of our non-employee directors received any compensation for their service on the Board for Fiscal Year 2025. Employee directors do not receive additional compensation for their service on the Board of Directors.
Pursuant to an offer letter effective as of September 25, 2025, Mr. William Bryan Hill received an annual cash retainer of $80,000 per year. Pursuant to his offer letter, Mr. Hill also received a one-time grant of 13,991 restricted stock units (“RSUs”) on January 8, 2026 under the EquipmentShare.com Inc 2016 Equity Incentive Plan (as amended and restated from time to time, the “2016 Plan”) for his service as a director. Subject to his continued service through the vesting date, such RSU grant will vest on September 28, 2026.
The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our directors for services rendered to us during Fiscal Year 2025, other than Messrs. Schlacks, whose compensation is presented in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Total ($)

Naveen Bhatia	—	—	—
Jennifer Giacomazza	—	—	—
William Bryan Hill	20,000	—	20,000
John Weinstein	—	—	—
Henry Yeagley	—	—	—
1.Reflects the fees received during Fiscal Year 2025. Fees earned by Mr. Hill have been prorated based on his start date.

EquipmentShare.com Inc	22	2026 Proxy Statement

Legal Proceedings
The Company is a party to certain legal proceedings with Neil Chheda, who was formerly one of the Company’s directors and is the General Partner of Romulus Capital III L.P. (“Romulus”), which is an investor in the Company.
In July 2024, the Board formed a special committee composed of disinterested directors (the “Special Committee”) to investigate allegations of wrongdoing made against Mr. Chheda in publicly filed lawsuits by certain third parties and certain equity transfer agreements between Mr. Chheda and Messrs. Schlacks. The Special Committee hired independent counsel to conduct the investigation and advise it with respect to the matters. In January 2025, the Special Committee determined that there was substantial evidence indicating that Mr. Chheda’s conduct was inappropriate in numerous respects and reported such findings to the Board.
In June 2025, Mr. Chheda filed a complaint in the Superior Court of Delaware against the Company alleging defamation and defamation by implication in connection with the Special Committee report, and seeking unspecified damages. The Company filed a motion to dismiss and oral argument was held on February 26, 2026.
Mr. Chheda filed litigation in the Delaware Court of Chancery under Section 220 against the Company, seeking to enforce purported inspection rights. In September 2025, Mr. Chheda submitted an additional request under the Texas Business Organizations Code (the “TBOC”) for books and records and in December 2025, certain Romulus funds submitted a request under the TBOC for books and records. All actions related to the books and records requests have been dismissed or nonsuited.

EquipmentShare.com Inc	23	2026 Proxy Statement

Stockholder Communications with our Board
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach practices have included or may include investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our Annual Report, SEC filings, news releases, and our website. Our conference calls in connection with quarterly earnings releases are open to the public in real time and available as archived webcasts on our website for a period of time.
Our stockholders and other interested parties may communicate with our non-management directors and our Board by sending correspondence to the Company’s General Counsel at 5710 Bull Run Drive, Columbia, MO 65201, Attn: General Counsel. The Company’s General Counsel or Legal Department reviews all incoming stockholder communications and, where appropriate, routes such communications to the appropriate director(s).
The Company’s General Counsel or Legal Department exercise their judgment in determining whether a response to any stockholder communication is necessary. The General Counsel reserves the right not to forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of the Company, are part of mass mailings, contain individual product complaints or inquiries, or consist of job inquiries, business solicitations and patently offensive or otherwise inappropriate material.
The Company’s acceptance and forwarding of a communication to the Board, or any member or members of the Board, does not imply that the directors owe or assume any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by law.
These policies and procedures do not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, or (c) director nominations, pursuant to Rule 14a-11 of the Exchange Act (and related communications).

EquipmentShare.com Inc	24	2026 Proxy Statement

Certain Relationships and Related Party Transactions
We describe below transactions and series of similar transactions, during our last two fiscal years or currently proposed, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or beneficial holders (in each case, including their immediate family members) of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements. The amounts in this section have been rounded to the nearest million.
Investor Rights Agreement
On June 1, 2023, we entered into the Amended and Restated Investors’ Rights Agreement (as amended from time to time, the “Investors’ Rights Agreement”) with certain holders of our capital stock, including the following related parties: Jabbok Schlacks and William J. Schlacks, our Founders, and entities affiliated with Romulus, BDT Everest Holdings, LLC, and Insight Venture Partners IX, L.P., each a holder of over 5% of our capital stock, among others, with Messrs. Schlacks and Romulus each holding over 10% of our capital stock. The Investors’ Rights Agreement provides for, among other things, registration rights. The holders of an aggregate of 204,963,717 shares of common stock are entitled to certain registration rights pursuant to the Investor Rights Agreement.
Pursuant to the Investors’ Rights Agreement, certain of our stockholders and their permitted transferees are entitled to the following rights with respect to the registration of such shares for public resale under the Securities Act of 1933, as amended (the “Securities Act”). If exercised, these registration rights would enable holders to transfer these shares under the registration statement without restriction under the Securities Act.
Demand Registration. Commencing 180 days following January 26, 2026, these holders may request in writing that we effect a resale registration under the Securities Act with respect to all or any portion of their shares subject to registration rights, subject to certain exceptions. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares. We are not obligated to effect more than two such demand registrations.
Piggyback Registration. In the event that we propose to register any of our securities under the Securities Act, either for our account or for the account of our other security holders, the holders of these shares will be entitled to certain piggyback registration rights allowing each to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration relating to the sale or grant of securities to our employees pursuant to a stock option, stock purchase or equity incentive plan and certain other exceptions, these holders will be entitled to notice of the registration and will have the right to include their registrable securities in the registration, subject to certain limitations.

EquipmentShare.com Inc	25	2026 Proxy Statement

Shelf Registration. These holders may request that we file and keep effective a shelf registration statement pursuant to Rule 415 under the Securities Act with respect to all or any portion of their shares subject to registration rights. We are not obligated to effect more than two such shelf registrations in any twelve-month period.
Expenses; Indemnification. We must pay all registration expenses in connection with effecting any demand registration, piggyback registration or shelf registration. The Investors’ Rights Agreement contains customary indemnification and contribution provisions.
Term. The registration rights will remain in effect until three years after January 26, 2026 or, with respect to a holder, during such time during which all registrable shares held by such holder may immediately be sold under Rule 144 during any three-month period.
Voting Agreement
In connection with our IPO, our Founders entered into a voting agreement, pursuant to which, with respect to any matter submitted to our stockholders for a vote, each Founder will agree to vote or exercise his rights to consent with respect to all shares beneficially owned by him together with, and in the same manner as, the other Founder as mutually agreed by the Founders. In addition, each Founder agreed that he will not, without the consent of the other Founder, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to shares beneficially owned by him to the extent such voting trust, agreement or arrangement would be inconsistent with the voting agreement. The voting agreement may be terminated at any time by either Founder upon written notice to the other Founder with a copy to the Company.
Other Transactions
Transactions with Entities Owned or Controlled by the Founders
The Company has entered into equipment sale and rental transactions with related parties through the OWN Program. All such transactions were with entities owned or controlled by Messrs. Jabbok Schlacks and William Schlacks, our Founders. Entities owned or controlled by the Founders account for approximately 1% of total OWN Program participants as of December 31, 2025. The Company recognized revenue from equipment sales to these entities of $79 million and $276 million for the years ended December 31, 2025 and 2024, respectively. The equipment sold was subsequently listed on the Company’s marketplace under the OWN Program. The Company intends to substantially reduce these transactions and has begun to do so. As of December 31, 2025, entities owned or controlled by the Founders held $7 million of construction equipment enrolled in the OWN Program.
During the years ended December 31, 2025 and 2024, the Company purchased $22 million and $133 million, respectively, of equipment previously enrolled in the OWN Program from entities owned or controlled by the Founders. The equipment purchased was added to the Company’s rental fleet.
During the year ended December 31, 2025, the Company also purchased containers and vehicles for $5 million and other miscellaneous equipment, parts and supplies for $1 million from an entity owned or controlled by the Founders. The containers and vehicles purchased were added to the Company’s rental equipment.
During the year ended December 31, 2025, the Company acquired from the Founders operating lease arrangements for a fleet of vehicles, certain properties, and other contractual rights where the lessor or counterparty is a third-party and, as a result, the Company recognized operating lease liabilities of $26 million with a corresponding amount to right-of-use assets.

EquipmentShare.com Inc	26	2026 Proxy Statement

The Company recognized revenue from equipment parts, supplies, and services provided under the OWN Program to entities owned or controlled by the Founders of $4 million and $4 million for the years ended December 31, 2025 and 2024, respectively.
Equipment rental revenue share under the OWN Program with entities owned or controlled by the Founders, including principal and agent transactions, were $40 million and $74 million for the years ended December 31, 2025 and 2024, respectively. At December 31, 2024, the Company had accrued expenses under the OWN Program due to entities owned or controlled by the Founders of $4 million. At December 31, 2025, there were no accrued expenses under the OWN Program due to entities owned or controlled by the Founders.
During the years ended December 31, 2025 and 2024, the Company recognized $3 million and $15 million, respectively, of equipment rental and related services revenues, $1 million and $1 million, respectively, of T3 telematics services revenues, and $2 million and $0.1 million, respectively, of sales of building materials and hardware supplies from transactions with entities owned or controlled by the Founders.
As of December 31, 2025 and 2024, the Company had receivables due from entities owned or controlled by the Founders in the amounts of $19 million and $36 million, respectively.
The Company leases or has leased certain properties, facilities, vehicles, and aircraft for its operations under various lease arrangements with entities owned or controlled by the Founders. Lease expenses associated with various operating lease arrangements with entities owned or controlled by the Founders were $4 million and $4 million for the years ended December 31, 2025 and 2024, respectively.
In particular, the Company leases certain property from entities owned or controlled by the Founders. Under these arrangements, the Company recognized $8 million and $6 million for the years ended December 31, 2025 and 2024, respectively, of income related to the assignment of new property site purchase rights and related transaction services and construction developer fees provided to entities owned or controlled by the Founders. The Company recognized variable lease expense, short-term rental expense, and other miscellaneous expenses of $3 million and $0.4 million for the years ended December 31, 2025 and 2024, respectively, primarily relating to certain leases and short-term rentals from entities owned or controlled by the Founders. During the years ended December 31, 2025 and 2024, the Company made payments of $3 million and $1 million, respectively, under property finance lease arrangements with entities owned or controlled by the Founders. The Company expects this type of property related transactions to continue in the future.
During the years ended December 31, 2025 and 2024, entities owned or controlled by the Founders provided construction services to the Company in the amounts of $0.4 million and $1 million, respectively.
During the years ended December 31, 2025 and 2024, the Company recognized other expenses for transactions with entities owned or controlled by the Founders in the amounts of $1 million and $0.1 million, respectively.
As of December 31, 2025 and 2024, the Company had payables due to entities owned or controlled by the Founders of $0.1 million and $0.4 million, respectively, primarily related to equipment and aircraft leases.
During the years ended December 31, 2025 and 2024, the Company deposited $15 million and $5 million, respectively, into a financial institution in which the Founders have an ownership interest.

EquipmentShare.com Inc	27	2026 Proxy Statement

On December 12, 2024, the Company, through a wholly owned subsidiary, acquired substantially all of the business operations of two building supplies, lumber, and hardware stores from an entity that is owned or ultimately controlled by the Founders for an aggregate purchase price of $2.0 million.
The Company does not provide any financial support or guarantee any debt of the related party entities involved in the transactions described above.
Transactions with Premiere NM
During 2022, the Company sold certain construction equipment for $5.4 million and entered into an OWN Program arrangement with Premiere NM under which such equipment was enrolled. Based on the latest information available to the Company, Premiere NM is an entity owned by an immediate family member of the General Partner of Romulus and its affiliates, which collectively hold more than a five percent equity interest in the Company. The Company made OWN Program payouts, including principal and agent transactions, to Premiere NM of $0.9 million and $0.8 million during the years ended December 31, 2025 and 2024, respectively.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will hold harmless and indemnify each indemnitee against all expenses and losses actually and reasonably incurred by him or her by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case, to the fullest extent permitted under applicable law.
Policy Concerning Related Person Transactions
Our Board of Directors has adopted the Related Party Transaction Policy for the review of any transaction, arrangement or relationship in which we are a participant, if the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. The Related Party Transaction Policy was not in effect when we entered into the transactions described above.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to the chair of our Audit Committee. The Related Party Transaction Policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. In approving or rejecting such proposed transactions, the Audit Committee will be required to consider relevant facts and circumstances. The Audit Committee will approve only those transactions that, in light of known circumstances, are deemed to be in the Company’s best interests. In the event that any member of the Audit Committee is not a disinterested person with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related person transaction. If we become aware of an existing related person transaction which has not been approved under the Related Party Transaction Policy, the matter will be referred to the Audit Committee. The Audit Committee will evaluate all options available, including ratification, revision or termination of such transaction. In the event that management determines that it is impractical or undesirable to wait until a meeting of the Audit Committee to consummate a related person transaction, the chair of the Audit Committee may approve such transaction in accordance with the Related Party Transaction Policy. Any such approval must be reported to the Audit Committee at its next regularly scheduled meeting.

EquipmentShare.com Inc	28	2026 Proxy Statement

Security Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding beneficial ownership of our Class A and Class B common stock as of April 10, 2026, by:
•each person, or group of affiliated persons, known by us to own beneficially 5% or more of our outstanding Class A or Class B common stock;
•each of our executive officers and directors, and persons nominated to serve in such positions; and
•all executive officers and directors, and persons nominated to serve in such positions as a group.
The number of shares of Class A and Class B common stock beneficially owned, percentages of beneficial ownership, and percentages of combined voting power that are set forth below are based on 214,721,053 shares of our Class A common stock outstanding and 37,568,944 shares of our Class B common stock outstanding.
In accordance with the rules of the SEC, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of options or the vesting of restricted stock units, within 60 days of April 10, 2026. Shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 10, 2026 or subject to restricted stock units that vest within 60 days of April 10, 2026 are considered outstanding and beneficially owned by the person holding such options or restricted stock units for the purpose of computing the percentage ownership and voting power of that person but are not treated as outstanding for the purpose of computing the percentage ownership and voting power of any other person.
Unless otherwise indicated below, the business address for each beneficial owner is c/o EquipmentShare.com Inc, 5710 Bull Run Drive, Columbia, MO, 65201.

EquipmentShare.com Inc	29	2026 Proxy Statement

	Voting Shares Beneficially Owned
	Class A		Class B		Total Voting Power (%)
Name of Beneficial Owner	Shares (#)	(%)	Shares (#)	(%)

Directors and Named Executive Officers
Jabbok Schlacks(1)	14,306,548	6.7	20,472,304	50.0	43.9
William J. Schlacks IV(1)	14,306,548	6.7	20,472,304	50.0	43.9
David Marquardt(2)	124,285	*	—	—	*
Mark Wopata(3)	300,208	*	—	—	*
Naveen Bhatia	302,000	*	—	—	*
Jennifer Giacomazza(4)	160,000	*	—	—	*
William Bryan Hill	—	—	—	—	—
John Weinstein	—	—	—	—	—
Henry Yeagley	—	—	—	—	—
All current directors and executive officers as a group (9 persons)	29,499,589	13.7	40,944,608	100	87.8
More than Five Percent Holders
Anchorage Capital Group, L.L.C.(5)	17,770,560	8.3	—	—	1.8
Insight Venture Partners IX, L.P.(6)	13,526,731	6.3	—	—	1.4
Romulus Capital III L.P.(7)	55,489,664	25.8	—	—	5.7
*Less than 1%.
1.Includes (i) 18,784,472 shares of Class B common stock held by each of Jabbok Schlacks and William J. Schlacks IV individually, (ii) 1,687,832 shares of Class B common stock issuable upon the exercise of stock options held by each of Jabbok Schlacks and William J. Schlacks IV that are exercisable within 60 days of April 10, 2026, (iii) 13,592,263 shares of Class A common stock held by EQS Heritage Holdings LLC and (iv) 714,285 shares of Class A common stock held by EQS Legacy Holdings LLC. Each of Jabbok Schlacks and William J. Schlacks IV is the Managing Member of EQS Heritage Holdings LLC and EQS Legacy Holdings LLC, and has controlling voting and dispositive power with regard to the shares held by such entities. Jabbok Schlacks and William J. Schlacks IV have agreed to vote together as a group and accordingly may be deemed to have beneficial ownership of each other’s stock. Jabbok Schlacks and William J. Schlacks IV have entered into a margin loan and 10,236,152 of their respective shares of Class B common stock as collateral to secure such margin loan.
2.Includes (i) 64,285 shares of Class A common stock held by Mr. Marquardt individually and (ii) 60,000 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Marquardt that are exercisable within 60 days of April 10, 2026.
3.Includes (i) 15,100 shares of Class A common stock held by Mr. Wopata individually and (ii) 285,108 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Wopata that are exercisable within 60 days of April 10, 2026.
4.Includes (i) 80,000 shares of Class A common stock held by Ms. Giacomazza individually and (ii) 80,000 shares of Class A common stock issuable upon the exercise of stock options held by Ms. Giacomazza that are exercisable within 60 days of April 10, 2026.
5.Includes (i) 9,124,256 shares of Class A common stock held by Anchorage Illiquid Opportunities Offshore Master V, L.P. and (ii) 8,646,304 shares of Class A common stock held by Anchorage Illiquid Opportunities Master VI (A), L.P. The business address of Anchorage Capital Group, L.L.C. is 6th Floor, 610 Broadway, New York, New York 10012.

EquipmentShare.com Inc	30	2026 Proxy Statement

6.Includes (i) 9,186,899 shares of Class A common stock held by Insight Venture Partners IX, L.P., (ii) 4,564,749 shares of Class A common stock held by Insight Venture Partners (Cayman) IX, L.P., (iii) 973,353 shares of Class A common stock held by Insight Venture Partners (Delaware) IX, L.P. and (iv) 183,378 shares of Class A common stock held by Insight Venture Partners IX (Co-Investors), L.P. The business address of Insight Venture Partners IX, L.P. is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.
7.Includes (i) 41,773,096 shares of Class A common stock held by Romulus Capital III L.P., (ii) 6,365,296 shares of Class A common stock held by Romulus EquipmentShare Growth L.P., (iii) 2,802,872 shares of Class A common stock held by Romulus EquipmentShare Growth II LP, (iv) 2,522,376 shares of Class A common stock held by Romulus Capital II L.P., (v) 1,687,840 shares of Class A common stock held by Schlacks 2020 Transfer LLC, (vi) 182,000 shares of Class A common stock held by Romulus EquipmentShare Growth III LP, (vii) 85,192 shares of Class A common stock held by RC EquipmentShare Growth VII L.P.. and (viii) 70,992 shares of Class A common stock held by RC EquipmentShare Growth VI L.P. The business address of Romulus Capital III L.P. is 90 Broadway Cambridge, MA 02142.

EquipmentShare.com Inc	31	2026 Proxy Statement

Proposal 2
Ratification of the Appointment of the Independent Registered Public Accounting Firm
The Audit Committee has selected KPMG as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2026 and recommends that our stockholders vote “FOR” the ratification of such appointment. KPMG has served as the Company’s independent registered public accounting firm since January 2020.
Representatives of KPMG are expected to be present at the 2026 Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or applicable law require stockholder ratification of the appointment of KPMG as our independent registered public accounting firm. However, the Board is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain KPMG. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and our stockholders.
Independent Registered Public Accounting Firm Fee Information
The fees in the table below for the years ended December 31, 2025 and 2024 were paid to KPMG, the Company’s independent registered public accounting firm. All fees described below were approved by the Audit Committee.

	Year Ended December 31, 2025 ($)	Year Ended December 31, 2024 ($)

Audit Fees(1)	4,855,467.58	6,250,925.90
Audit-Related Fees(2)	10,000.00	93,464.00
Tax Fees	—	—
All Other Fees(3)	9,859.00	10,738.50
Total Fees	4,875,326.58	6,355,128.40
1.Audit Fees consist of fees for services rendered and expenses billed in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, services in connection with securities offerings, and consultations on accounting matters directly related to the audit.

EquipmentShare.com Inc	32	2026 Proxy Statement

2.Audit-Related Fees consist of fees for services rendered and expenses billed in connection with consultations on accounting matters not directly related to the audit.
3.All Other Fees consist of fees for services rendered and expenses billed in connection with accounting research subscriptions and other services not directly related to audit, audit-related services, or tax services.
Pre-Approval Policies and Procedures
Our Audit Committee charter requires our Audit Committee to (i) pre-approve all audit and non-audit services that may be provided by our independent registered public accounting firm and (ii) establish, and periodically review, policies and procedures for its pre-approval of permitted services in compliance with applicable SEC rules. Our Audit Committee has not adopted a pre-approval policy and work performed by our independent registered public accounting firm are pre-approved by our Audit Committee on an engagement-by-engagement basis.
Audit Committee Report
The purpose of our Audit Committee is to assist our Board with oversight of the (i) integrity of the Company’s financial statements, (ii) effectiveness of the Company’s internal controls over financial reporting, (iii) qualifications, independence, and performance of the Company’s independent registered public accounting firm, (iv) Company’s compliance with legal and regulatory requirements, and (v) performance of the Company’s internal audit function. Our Audit Committee’s principal responsibility is one of oversight. Our management is responsible for establishing accounting policies and procedures, determining that our financial statements are complete, accurate, and in accordance with applicable generally accepted accounting principles and other applicable reporting and disclosure standards. Our independent registered public accounting firm was not required to provide an attestation report as to the effectiveness of the Company’s internal control over financial reporting for the fiscal year ended December 31, 2025, due to a transition period established by rules of the SEC. Our independent registered public accounting firm is responsible for auditing our financial statements. Our internal and outside counsel are responsible for assuring our compliance with laws and regulations and our corporate governance policies.
In performing its oversight function, our Audit Committee has:
•reviewed and discussed the audited financial statements with management and KPMG;
•discussed with KPMG the matters required to be discussed by the applicable requirements issued by the PCAOB and the SEC; and
•received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence. Based on these reviews and discussions, the Audit Committee recommended to our Board the inclusion of the audited financial statements in the Company’s 2025 Form 10-K, as filed with the SEC on March 18, 2026.
The Audit Committee
William Bryan Hill, Chair
Naveen Bhatia
Henry Yeagley

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Vote Required and Recommendation of Board
The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the 2026 Annual Meeting and entitled to vote thereon (meaning that, of the shares represented at the meeting and entitled to vote, a majority of them must vote “for” the proposal for it to be approved). You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and, thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
VOTE

The Board of Directors, upon recommendation of our Audit Committee, recommends that stockholders vote “FOR” ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

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Compensation Discussion and Analysis
The purpose of this Compensation Discussion and Analysis section is to provide information about the material elements of compensation that, during Fiscal Year 2025, were paid to, awarded to, or earned by our named executive officers (“NEOs”), who consist of our Chief Executive Officer, our Chief Financial Officer and Chief Accounting Officer, and our next two most highly compensated executive officers during our 2025 fiscal year. We had no other executive officer in Fiscal Year 2025.
Our NEOs for Fiscal Year 2025 were:

Name	Title

Jabbok Schlacks	Founder and Chief Executive Officer
William J. Schlacks IV	Founder and President
David Marquardt	Chief Financial Officer and Chief Accounting Officer
Mark Wopata	Executive Vice President, Finance and Chief Data Officer
As noted above, this Compensation Discussion and Analysis section describes our historical executive compensation program applicable to our NEOs during Fiscal Year 2025, including our compensation philosophy and key components of our compensation program.
Our Compensation Philosophy
We make compensation decisions in a manner we believe will best serve the long-term interests of our stockholders by attracting and retaining executives who will be motivated to meet and exceed our goal of building the construction industry’s first and fastest-growing integrated equipment rental platform. While the Company’s executive compensation has been historically determined based on a qualitative evaluation of individual and Company performance, we intend to refine our compensation philosophy and implement compensation arrangements that reflect the following principles:
•Instill an Ownership Culture: The interests of our executives should align with the interests of our stockholders. Our short- and long-term incentive compensation programs will utilize a performance-based mentality that instills an ownership culture and correlates well with the creation of stockholder value.
•Pay Competitively: We set compensation levels so that they are competitive with those of other individuals holding comparable positions at other corporations of similar size, value, and complexity with which we compete for talent.

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•Significant Pay at Risk: A significant portion of the total compensation of our executives should be variable and at risk. We will pay our NEOs higher compensation when they exceed our financial and other performance goals and lower compensation when they do not meet those goals.
•Support Business Strategy: Our executive compensation program should be aligned with our short-term and long-term business objectives, business strategy, and company-wide financial, and operational performance, furthering the creation of stockholder value.
Key Components of Our Compensation Program
In Fiscal Year 2025, our compensation for our NEOs consisted of the elements described below.

Element of Pay	Purpose	Alignment with Principles & Objectives

Base Salary	Recognize and fairly compensate our NEOs for the responsibilities of their respective positions
•Provides a minimum, fixed level of cash compensation to reflect the level of accountability of talented executives who can continue to improve the Company’s overall performance
•Value provided is aligned with executives’ experience, industry knowledge, duties, and scope of responsibility as well as the competitive market for talent

Annual Bonuses	Reward for success in achieving annual objectives	•Value paid out is variable based on an assessment of Company and individual performance in recognition of prior year performance

Long-Term Equity Incentive Compensation	Attract and retain senior management of the Company and incentivize them to make decisions with a long-term view	•Motivates and influences behavior to be consistent with maximizing stockholder value

Retirement (401(k) Plan), health, and welfare benefits	Enhances total compensation to provide a package that is competitive with market practices	•Provides competitive benefits that support the health, wellness, and long-term financial security of our executives

Compensation Process
Historically, the compensation of our Founders, Messrs. Jabbok Schlacks and William J. Schlacks, has been overseen by our Board of Directors. The compensation of our executive officers other than the Founders has been established by Messrs. Jabbok Schlacks and/or William J. Schlacks in their capacities as our Chief Executive Officer and President, except with respect to long-term equity incentive compensation which is also subject to approval by our Board of Directors. As part of our IPO, our Board of Directors formed the Compensation Committee and adopted a written charter for the Compensation Committee that established, among other things, the Compensation Committee’s purpose and its responsibilities with respect to executive compensation. The charter of the Compensation Committee provides that the Compensation Committee shall, among other things, review and approve, or recommend to our Board of Directors, as appropriate, executive officer compensation, and otherwise assist our Board of Directors in its oversight of executive compensation (including by administering our equity incentive plans), reviewing our overall compensation philosophy and executive compensation disclosure.

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The Compensation Committee has the sole authority to engage a compensation consultant and approve the compensation consultant’s fees and other terms of the engagement. In connection with our IPO, we engaged an outside compensation consultant, Compensia, Inc. (“Compensia”), to advise the Compensation Committee with respect to certain executive compensation programs, policies and decisions. In March 2026, the Compensation Committee approved the retention of Compensia as the Compensation Committee’s independent compensation consultant to provide advice and analysis with respect to executive compensation and related matters. Compensia serves at the request of, and reports directly to, the Compensation Committee. The Compensation Committee considered the independence of Compensia under Section 10C of the Exchange Act and the Nasdaq rules and concluded that the work performed by Compensia did not raise any conflict of interest. The total amount paid to Compensia in connection with its engagement was less than $120,000 in Fiscal Year 2025.
2025 Compensation Decisions
Base Salary
Base salary is intended to fairly compensate our NEOs for the responsibilities of their respective positions and achieve an optimal balance of fixed and variable pay. In setting the salaries of individual NEOs, we consider a wide range of factors including the scope of the applicable NEO’s role, experience, skills, and the compensation paid for similar positions at other companies similar to ours. The 2025 base salaries for our NEOs were as follows:

Named Executive Officer	2025 Base Salary ($)

Jabbok Schlacks	135,000
William J. Schlacks IV	135,000
David Marquardt	300,000
Mark Wopata	350,000
Annual Bonuses
Our NEOs are eligible to receive discretionary, cash-based annual performance bonuses based on a qualitative evaluation of individual and Company performance following the applicable performance year in recognition of their prior year performance. The Company believes that this approach provides an opportunity to balance our annual financial and operational achievements with qualitative judgments regarding how individual performance goals were achieved and ensures appropriate and balanced outcomes once all relevant facts are known following the end of a fiscal year.
Annual cash bonuses are generally payable in the year following the performance year to which the bonus relates, subject to the NEO’s continued employment with us through the payment date. Our NEOs did not receive annual bonuses for 2025.
Long-Term Equity Incentive Compensation
We view long-term equity incentive compensation as a critical component of our balanced total compensation program and a primary means to incentivize our employees to contribute to the long-term growth and success of our business. For us, this has historically taken the form of non-qualified stock options under the EquipmentShare.com Inc 2016 Plan for our NEOs.

EquipmentShare.com Inc	37	2026 Proxy Statement

Generally, stock options granted to our NEOs pursuant to our 2016 Plan vest over four years, with 25% vesting on the first anniversary of the vesting commencement date and the remaining 75% vesting in 36 equal monthly installments thereafter, subject to the executive’s continued employment with us through each vesting date and expire on the 10th anniversary of the grant date. During Fiscal Year 2025, we granted a stock option award with respect to 175,000 shares of Company common stock under the 2016 Plan to Mr. Wopata, which vests in accordance with the vesting schedule described above; we did not grant any other equity awards to our NEOs in Fiscal Year 2025. In connection with our IPO, we adopted the 2025 Omnibus Incentive Plan, which became effective on January 26, 2026 (the “2025 Plan”), under which our employees (including our NEOs) may receive long-term incentive compensation in the future.
Our NEOs are eligible to receive additional equity awards at the discretion of our Compensation Committee, but may or may not receive equity awards on an annual basis and, consequently, their compensation, as reported in the Summary Compensation Table, may fluctuate materially from year to year depending on whether a grant was made in a particular year. Equity awards are subject to the provisions of the Company’s Compensation Recoupment Policy and other policies implemented by the Company and/or in the applicable equity award agreement.
2026 Executive Compensation Program Updates
In March 2026, the Compensation Committee, in consultation with Compensia, began a process to review the Company’s executive compensation program, including performing a market assessment of executive compensation and developing updates to the Company’s executive compensation program. In March 2026, the Compensation Committee revised the executive compensation program for Messrs. Marquardt and Wopata by (i) increasing their base salaries to better align with the market practices of companies in the Company’s peer group, (ii) adding a discretionary cash bonus opportunity for performance during fiscal year 2026, and (iii) granting RSUs for 2026 performance and a 2026 special award, each under the 2025 Plan. The 2026 changes to executive compensation for Messrs. Marquardt and Wopata are as follows:

Named Executive Officer	2026 Base Salary ($)	2026 Bonus ($)	2026 RSUs (#)	2026 Special RSUs (#)

David Marquardt	525,000	150,000	50,000	15,000
Mark Wopata	525,000	175,000	50,000	15,000
The 2026 RSUs are subject to time-vesting conditions and vest over four years with 25% of the shares underlying the RSUs vesting on the first anniversary of the grant date, and 1/16th of the shares vesting quarterly thereafter, subject to each named executive officer’s continued service through the vesting date.
The 2026 Special RSUs vest 100% on the first anniversary of the grant date, subject to each named executive officer’s continued service through the vesting date.
In addition, the Compensation Committee approved a cash bonus opportunity for performance during fiscal year 2027 (the “2027 Bonus”). The 2027 Bonus is tied to certain pre-determined metrics established by the Compensation Committee. The target bonus amounts for the 2027 Bonus is 75% of the 2026 base salary.

EquipmentShare.com Inc	38	2026 Proxy Statement

IPO Founder Awards
On October 1, 2025 and in connection with our IPO, our Board of Directors approved proposed terms of performance stock units (“PSUs”) to each of our Founders, Messrs. Jabbok Schlacks and William J. Schlacks, under the 2025 Plan that could result in the issuance of as few as zero shares of the Company’s Class B common stock and up to 18,321,644 shares of Class B common stock representing 7.91% of the Company’s fully diluted shares outstanding as of immediately prior to January 26, 2026, subject to service conditions and market conditions (in accordance with the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718), including the Company achieving specified stock price hurdles within a ten-year period after January 26, 2026 (the “IPO Founder Awards”). On January 8, 2026, our Board of Directors approved the final terms of the IPO Founder Awards and the form of PSU award agreement.
Each of the IPO Founder Awards were granted on January 26, 2026 (the “Grant Date”) and are comprised of five tranches of PSUs as set forth in the table below, which are subject to service conditions and market conditions, including the Company’s achievement of specified stock price hurdles, as set forth in the table below and subject to anti-dilution adjustments, during the performance period beginning on the first day following the expiration of the lock-up period set forth in the Company’s agreement with its underwriters in connection with the IPO (or, with respect to tranche 1, beginning on January 27, 2026) and ending on the earliest to occur of (i) the tenth anniversary of the Grant Date, (ii) a change in control (as defined in the 2025 Plan) or (iii) the date on which the shares of the Company’s Class A common stock are no longer traded on a securities exchange or market. Achievement of the applicable stock price hurdle for any PSU tranche will occur on the date that the average closing price per share of the Company’s Class A common stock during any 60 consecutive trading days during the performance period equaled or exceeded the applicable stock price hurdle for such tranche, except that achievement of the stock price hurdle for tranche 1 will occur on the date that the closing price per share of the Company’s Class A common stock during the performance period equaled or exceeded the stock price hurdle for such tranche. Any PSUs for which the applicable stock price hurdle is not achieved prior to the end of the performance period will be forfeited in their entirety.

Tranche	Price Hurdle (per Share) ($)	Award Earned (%)

1	29.85	17.70
2	59.69	21.11
3	119.39	21.11
4	238.77	21.11
5	358.16	18.97
The service condition applicable to each tranche of PSUs will be satisfied as follows, in each case subject to the applicable Founder continuing to be a service provider from the Grant Date through each applicable service-vesting date: 100% of the PSUs with respect to the applicable tranche will satisfy the service condition on the fourth anniversary of the date on which the applicable performance-based vesting condition is satisfied. For example, if the market condition for a tranche is met on the third anniversary of the Grant Date, then 100% of that tranche will fully vest on the seventh anniversary of the Grant Date, if the applicable Founder continues to be a service provider as of such date.

EquipmentShare.com Inc	39	2026 Proxy Statement

In the event of a “change in control” (as defined in the 2025 Plan) or any other corporate transaction or event that results in the shares of Class A common stock no longer being traded on a securities exchange prior to the end of the performance period, any tranche of PSUs for which the stock price hurdle has not previously been satisfied will be deemed earned to the extent the price per share (plus the value of any other consideration received by the Company’s stockholders) pursuant to such change in control transaction equals or exceeds the stock price hurdle applicable to such tranche of PSUs. If the transaction price falls between any two price hurdles, a pro rata portion of the tranche of PSUs that is subject to the higher of such two price hurdles will be deemed earned using linear interpolation, and any other PSUs for which the applicable stock price hurdle is not achieved will be forfeited in their entirety. To the extent any of the earned PSUs have not yet satisfied the service condition as of the date of the change in control, such PSUs will remain outstanding and eligible to service vest based on the applicable Founder’s continued service with the Company following the date of the change in control. Such service condition shall accelerate in the event of the applicable Founder’s involuntary termination by the Company without “cause” or resignation by the Founder for “good reason” (each as defined in the applicable award agreement) within 3 months prior to or 12 months following such change in control.
In the event the applicable Founder’s employment is terminated without cause or the Founder’s resignation for good reason, or due to the Founder’s death or disability, the service condition applicable to the PSUs shall accelerate and the Founder shall be entitled to retain any PSUs which have achieved the applicable market condition prior to such termination. Any PSUs which have not achieved the applicable market condition shall be forfeited, unless, in the case of a termination due to death or disability, the market condition is achieved within 90 calendar days of such death or disability. In the event of the applicable Founder’s termination for cause, all awards which have not achieved both the service and market conditions shall be forfeited. The foregoing summary of the IPO Founder Awards is qualified in their entirety by the final terms of the IPO Founder Awards and the applicable award agreement with respect thereto.
Other Benefits and Perquisites
401(k) Plan
We maintain a tax-qualified 401(k) retirement plan for eligible U.S. employees, including our NEOs. Under our 401(k) plan, employees may elect to defer a portion of their annual compensation on a pre-tax or post-tax basis, subject to applicable annual Internal Revenue Code limits. In addition, the Company makes a matching contribution equal to 50% of the participant’s contributions, up to 6% of their eligible compensation (capped at a maximum Company match of 3% of eligible compensation). Matching contributions for highly compensated employees, including our participating named executive officers, are capped at $3,000 per calendar year. During Fiscal Year 2025, Messrs. Marquardt and Wopata participated in the 401(k) plan.
Employee Benefits and Perquisites
Our NEOs are eligible to receive the same employee benefits that are generally available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. This includes medical, dental, and vision benefits, flexible spending accounts, short-term and long-term disability insurance, life insurance, and accidental death and dismemberment insurance. Our employee benefits programs are designed to be affordable and competitive in the market in which we compete for talent.

EquipmentShare.com Inc	40	2026 Proxy Statement

In addition, we have provided certain perquisites and other personal benefits in limited circumstances where we believe it is appropriate to assist a NEO in the performance of their duties and to make our NEOs more efficient and effective. During Fiscal Year 2025, none of our NEOs received material perquisites or other personal benefits that are not generally made available to all of our full-time employees, with the exception of flight and vehicle benefits provided to Mr. Wopata.
Restrictive Covenant Agreements; Executive Employment Agreements
Each of our NEOs other than Messrs. Jabbok Schlacks and William J. Schlacks is party to a restrictive covenant agreement, which includes non-solicitation and no-hire restrictions with respect to Company employees and non-solicitation restrictions with respect to Company customers or clients, both during employment and for a period of 12 months following termination. In addition, the restrictive covenant agreement includes perpetual confidentiality obligations, provisions regarding the assignment of intellectual property and a non-disparagement covenant.
None of our NEOs is currently a party to an employment agreement with the Company.
Tax and Accounting Considerations
When reviewing compensation matters, we consider the anticipated tax and accounting consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid by public companies for certain executive officers to $1 million. Although we are mindful of the benefits of tax deductibility when determining executive compensation, we may approve compensation that will not be fully-deductible in order to ensure competitive levels of total compensation for our executive officers. We account for stock-based payments, including grants of equity awards under our 2016 Plan and 2025 Plan, in accordance with the requirements of FASB ASC Topic 718.
Compensation Committee Report
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.
Our Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis and based on that review and discussion, recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the 2025 Form 10-K.
The Compensation Committee
Naveen Bhatia, Chair
William Bryan Hill

EquipmentShare.com Inc	41	2026 Proxy Statement

Summary Compensation Table
The amounts below represent the compensation awarded to, earned by or paid to our NEOs for Fiscal Year 2025:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Jabbok Schlacks Founder and Chief Executive Officer	2025	135,000	—	—	—	135,000
	2024	135,000	—	—	—	135,000
William J. Schlacks IV Founder and President	2025	135,000	—	—	—	135,000
	2024	135,000	—	—	—	135,000
David Marquardt Chief Financial Officer and Chief Accounting Officer	2025	300,000	—	—	3,000	303,000
	2024	276,923	125,000	—	3,000	404,923
Mark Wopata Executive Vice President, Finance and Chief Data Officer	2025	350,000	—	924,000	29,005	1,303,005
	2024	290,769	126,899	—	3,000	420,668
1.The amounts in this column represent the aggregate grant date fair value of the options awarded to the NEO in Fiscal Year 2025, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to vesting conditions. The assumptions used in calculating the grant-date fair value of the options reported in this column are set forth in Note 17 to our audited consolidated financial statements in our 2025 Form 10-K. These amounts do not reflect the actual economic value that may be realized by the NEO.
2.The amounts in this column for Fiscal Year 2025 represent (i) 401(k) matching contributions in the amount of $3,000 for each of Messrs. Marquardt and Wopata and (ii) $26,005 for flight and vehicle benefits for Mr. Wopata.

EquipmentShare.com Inc	42	2026 Proxy Statement

Grants of Plan-Based Awards
The following table provides information relating to plan-based awards and opportunities granted to the NEOs during Fiscal Year 2025.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)

Jabbok Schlacks	—	—	—	—
	—	—	—	—
William J. Schlacks IV	—	—	—	—
David Marquardt	—	—	—	—
	—	—	—	—
Mark Wopata	March 3, 2025(2)	175,000	9.72	924,000
1.The amounts in this column represent the aggregate grant date fair value of the options awarded to the NEO in Fiscal Year 2025, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to vesting conditions. The assumptions used in calculating the grant-date fair value of the options reported in this column are set forth in Note 17 to our audited consolidated financial statements in the 2025 Form 10-K. These amounts do not reflect the actual economic value that may be realized by the NEO.
2.The stock options vest over four years, with 25% vesting on the first anniversary of the vesting commencement date and the remaining 75% vesting in 36 equal monthly installments thereafter, subject to the NEO’s continued employment with us through each vesting date.

EquipmentShare.com Inc	43	2026 Proxy Statement

Outstanding Equity Awards at Year-End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2025. There were no outstanding stock awards held by our NEOs as of December 31, 2025.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date

Jabbok Schlacks	1,687,832(1)	—	4.22	6/15/2031
William J. Schlacks IV	1,687,832(1)	—	4.22	6/15/2031
David Marquardt	60,000(2)	—	4.22	8/29/2031
Mark Wopata	4,900(3)	—	0.76	5/20/2029
	20,000(4)	—	1.39	9/27/2030
	40,000(5)	—	4.22	6/15/2031
	78,333(6)	1,667	6.18	1/31/2032
	56,666(7)	23,334	6.04	3/5/2033
	72,196(8)	102,084	9.72	3/3/2035
1.The options listed in the table with respect to Messrs. Jabbok Schlacks and William J. Schlacks were fully vested on or prior to December 31, 2025. The options listed in the table with respect to Messrs. Marquardt and Wopata, to the extent not vested, vest over four years, with 25% vesting on the first anniversary of the vesting commencement date and the remaining 75% vesting in 36 equal monthly installments thereafter, subject to the applicable NEO’s continued employment with us through each applicable vesting date. All options have a term of ten years from the date of grant.
2.The listed options have a vesting commencement date of May 31, 2021.
3.The listed options have a vesting commencement date of March 7, 2019.
4.The listed options have a vesting commencement date of September 1, 2020.
5.The listed options have a vesting commencement date of May 1, 2021.
6.The listed options have a vesting commencement date of January 24, 2022.
7.The listed options have a vesting commencement date of February 1, 2023.
8.The listed options have a vesting commencement date of April 1, 2024.

EquipmentShare.com Inc	44	2026 Proxy Statement

Option Exercises and Stock Vested
We have not granted stock awards to our NEOs and, as such, no such awards vested in 2025. None of our NEOs exercised any options during Fiscal Year 2025.
Pension Benefits and Nonqualified Deferred Compensation
None of our NEOs received pension benefits or participated in any nonqualified deferred compensation plans during Fiscal Year 2025.
Potential Payments upon Termination or Change in Control
The Company does not maintain a formal severance policy and none of our NEOs are entitled to any contractual severance. In addition, none of our NEOs are entitled to any payments or benefits solely in the event of a change in control of our Company.
Equity Compensation Plan Information
In connection with the IPO, our stockholders approved the 2025 Plan and the 2025 Employee Stock Purchase Plan. We also assumed all outstanding awards under the 2016 Plan, which had been previously approved by the stockholders of EquipmentShare.
The following table summarizes our equity compensation plan information as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (%) (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (#) (c)

Equity Compensation Plans Approved by Security Holders	10,287,750	4.64	7,373,895
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	10,287,750	4.64	7,373,895
1.Does not reflect shares of common stock underlying outstanding unvested RSUs or PSUs included in column (a) because these awards have no exercise price.

EquipmentShare.com Inc	45	2026 Proxy Statement

Proposal Three
Advisory Vote on the Compensation of the Named Executive Officers
As required by Section 14A of the Exchange Act, we are providing stockholders with the opportunity to approve, on an advisory basis, the compensation of our NEOs as described in Compensation Discussion and Analysis and the Summary Compensation Table. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our executive compensation philosophy and practices, as discussed in this Proxy Statement. As discussed in those disclosures, our compensation programs are designed to align total executive compensation with Company performance, while enabling us to attract, retain, and motivate executives who can achieve sustained long-term growth and strong financial performance for our stockholders. Our Compensation Committee continually reviews the compensation program for our NEOs to ensure it achieves the desired goals of aligning our executive compensation structure with our stockholder interests.
Although the vote is nonbinding, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for NEOs. The approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the 2026 Annual Meeting and entitled to vote thereon (meaning that, of the shares represented at the meeting and entitled to vote, a majority of them must vote “For” the proposal for it to be approved). Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Vote Required and Recommendation of Board
The approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the 2026 Annual Meeting and entitled to vote thereon (meaning that, of the shares represented at the meeting and entitled to vote, a majority of them must vote “For” the proposal for it to be approved). You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and, thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
VOTE

The Board of Directors, upon recommendation of our Compensation Committee, recommends that stockholders vote “FOR”, on an advisory basis, the compensation of our named executive officers as described in this proxy statement.

EquipmentShare.com Inc	46	2026 Proxy Statement

Proposal Four
Advisory Vote on Frequency of Future Votes on Executive Compensation
As required by Section 14A of the Exchange Act, we are providing stockholders with the opportunity to determine, on an advisory basis, the frequency with which they would like to provide an advisory vote on our named executive officer compensation. We are providing stockholders the option of selecting a frequency of one, two or three years. An annual advisory vote on named executive officer compensation will allow our stockholders to provide direct input on our compensation philosophy and practices as disclosed in the proxy statement every year. Therefore, our Board recommends that future votes on named executive officer compensation occur every year until the next frequency vote.
Although the vote is nonbinding, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when determining how frequently we should conduct the named executive officer compensation vote going forward. However, because this vote is advisory and nonbinding, our Board may decide to hold an advisory vote on named executive officer compensation more or less frequently than the option approved by stockholders if it determines that such vote would be in the best interests of our Company and our stockholders.
Vote Required and Recommendation of Board
The frequency, on an advisory basis, of the future votes on named executive officer compensation will be determined by a plurality of the votes of the shares present virtually or represented by proxy and entitled to vote thereon (meaning that the frequency receiving the highest number of votes cast for such frequency will be considered the frequency preferred by the stockholders). You may vote for “1-year,” “ 2-years,” “3-years,” or “Abstain.” You are not voting to approve or disapprove the Board’s recommendation on this proposal. If you vote to “Abstain,” your vote will not be counted and will have no effect on the outcome of this proposal. Broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of this proposal.
VOTE

The Board of Directors, upon recommendation of our Compensation Committee, recommends that stockholders vote “FOR”, on an advisory basis, of future advisory votes on the compensation of our named executive officers to be held every “1-YEAR.”

EquipmentShare.com Inc	47	2026 Proxy Statement

Other Matters
Materials Not Incorporated by Reference
The Audit Committee Report and Compensation Committee Report included in this Proxy Statement shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites does not form part of this document.
Annual Report on Form 10-K
We have filed our 2025 Form 10-K with the SEC and it is available free of charge at the SEC’s web site at www.sec.gov and on our web site at www.ir.equipmentshare.com. Paper copies of the 2025 Form 10-K, including the financial statements and exhibits, may be obtained without charge from the Company. Paper copies of exhibits to the 2025 Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to us at Investor Relations, EquipmentShare.com Inc, 5710 Bull Run Drive, Columbia, MO 65201. The 2025 Form 10-K is not to be regarded as part of the proxy solicitation material. If you did not receive a printed copy of our proxy materials and you wish to receive a paper proxy card or voting instruction form or other proxy materials for the purposes of the 2026 Annual Meeting, you should follow the instructions included in your Notice of Internet Availability.

EquipmentShare.com Inc	48	2026 Proxy Statement

EquipmentShare®

5710 Bull Run Drive
Columbia, MO 65201

WEB
EQUIPMENTSHARE.COM

TEL
(888) 80-RENTS

EquipmentShare.com Inc	49	2026 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EQPT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93182-P51261

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EQUIPMENTSHARE.COM INC

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect to the Board of Directors seven nominees for one-year terms.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jabbok Schlacks
02) William J. Schlacks IV
03) Naveen Bhatia
04) Jennifer Giacomazza
05) William Bryan Hill
06) John Weinstein
07) Henry Yeagley

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V93183-P51261

EQUIPMENTSHARE.COM INC
ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2026 11:00 AM CT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Jabbok Schlacks and David Marquardt, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EQUIPMENTSHARE.COM INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Central Time on June 4, 2026, virtually at www.virtualshareholdermeeting.com/EQPT2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side